Exhibit 99.2

Greenrose Acquisition Corp. Business Combination Call Transcript - March 15, 2021 Page 1 of 15

Greenrose Acquisition Corp. – Business Combination Call Transcript

Speakers

Mick Harley, Greenrose Acquisition Corp. – Chief Executive Officer

Paul Otto Wimer, Greenrose Acquisition Corp. – President

Cody Slach, Gateway Investor Relations – Director of Investor Relations

PRESENTATION

Cody Slach – Gateway Investor Relations – External Director of IR

Good morning, everyone, and thank you for participating in today’s conference call to discuss the proposed business combination between Greenrose Acquisition Corp.; Shango Holdings; FutureWorks, or the Health Center; Theraplant; and True Harvest.

Joining me today are Greenrose Acquisition Corp’s CEO, Mick Harley, and the company’s President, Paul Otto Wimer.

The company has made available a presentation for listeners to download and follow along with on its website at www.greenrosecorp.com. Today’s call will not include a Q&A session.

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Before we go further, I would like to first read the Company’s Safe Harbor statement within the meaning of the Private Securities Litigation Reform Act of 1995 that provides important cautions regarding forward-looking statements:

Consistent with SEC regulations, this presentation includes reference to certain non-GAAP financial measures that are unaudited, including Adjusted EBITDA. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in profit or loss for the period, and (iii) eliminate certain unusual items impacting results in a particular period. These financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Greenrose believes that the use of such non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results. Non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP.

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In addition, in evaluating Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future Greenrose will incur expenses such as those used in calculating these measures. Greenrose’s presentation of such measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. I would like to remind everyone that this call will be available for webcast replay will also be available via the link provided in today’s press release, as well as on the company’s website at www.greenrosecorp.com.

Now, I would like to turn the call over to the CEO of Greenrose Acquisition Corp., Mick Harley. Mick?

Mick Harley – Greenrose Acquisition Corp. – CEO

Thank you, Cody, and good morning, everyone. It’s great to be joining you today. Before I get started, feel free to follow me to slide 5...

As Cody mentioned, I’m the CEO of Greenrose Acquisition Corp. I have over 25 years of investment experience, 10 of which were directly focused in agricultural investments. Today, I am joined by our President, Paul Otto Wimer. Otto has extensive experience in business consulting, operational management, and venture capital, and has previously served as the Chief Experience & Strategy Officer at Tivity Health.

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Otto will provide a thorough explanation of our target companies right after I walk through the transaction details, but I wanted to begin with a high-level executive summary of the business combination. As we announced in today’s press release, Greenrose has entered definitive agreements to acquire four private cannabis companies: Shango Holdings, or Shango; Futureworks, which does business as The Health Center; Theraplant; and True Harvest Co. This transaction will create a publicly listed Platform with operations spanning seven U.S. states, nine dispensaries and cultivation facilities, and six processing facilities, pending regulatory approval. Collectively, our four targets generated $83 million in revenue and $32 million in adjusted EBITDA in 2020, and we expect them to generate $230 million in revenue and $90 million in adjusted EBITDA in 2022. From a production standpoint, our Platform encompasses over 300,000 ft2 of cultivation that can produce over 120,000 pounds of flower annually.

Prior to the close of the transaction, Greenrose will be renamed The Greenrose Holding Company, and we will transition our current listing from the Nasdaq Capital Market to the OTCQX Best Market. Additionally, we intend to list on the NEO exchange right after the close of the transaction.

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Our current and prospective acquisitions are guided by the holistic growth strategy we’ve outlined on slide 6. For this business combination—and going forward—we’ve targeted acquisitions with top-quality product retail alignment, selling the most reputable products in their respective markets at premium prices and leveraging scalable cultivation operations. Regardless of whether we are entering an emerging, recreational or medical market, vertically integrating each state’s operations into our existing cultivation and manufacturing supply chain serves as the foundational, unifying component of our strategy. This will allow us to establish a footprint in high-growth, highly profitable limited license markets and pursue a high risk-adjusted return business strategy of consolidating highly fragmented, profitable markets.

Within our emerging recreational markets—primarily Arizona, Michigan and Nevada—we aim to add new recreational stores as townships and local municipalities opt into the market, as well as expand our existing cultivation to support new retail outlets by leveraging rising wholesale prices and market demand.

In our developing and established rec markets—California, Colorado, and Oregon—we will build upon our initial position by acquiring assets that can provide revenue and/or cost synergies. From an operational perspective, our focus will be on increasing our retail footprint, improving our product offerings, and eliminating duplicative overhead wherever possible. Our profit growth will be driven by consolidation, vertical integration, and migration away from illicit markets, and we will leverage the positive cash flow and adjusted EBITDA we expect to generate immediately after the close of the business combination. This will then allow us to have a grow-centric focus as we aim to cultivate and sell the best flower at every price point.

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We will also work to increase our retail footprint in medical markets like Connecticut, whether through acquisitions or through new store buildouts. As Connecticut gradually migrates towards recreational approval, we plan to capitalize on the explosive growth potential that this transition offers by optimally positioning our asset base in the state depending on how its new laws and regulations are written. Throughout this process, however, we will continue to analyze other medical markets on the East Coast and strategically seize opportunities as they arise.

With the strong team of proven, veteran industry operators we will have in place, as you will see on slide 7, we can continue to take advantage of abundant distressed asset opportunities in the market and apply our vertically integrated model to each state as we seek to continue growing our footprint. We will make use of our team’s collective operational, financial, legal, and public company experience, as well as the cultivation, development, and retail expertise of our Platform companies’ management teams.

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Turning to the transaction overview on slide 8, we intend to acquire this Platform at a 2021 combined revenue and combined adjusted EBITDA multiple of 1.3x and 3.8x, respectively, with our contemplated acquisition price being $210 million. This consideration comprises $170 million in cash, $15 million in stock, and $25 million of issued debt securities. Contingent upon certain Platform companies’ operating performance against their revenue and adjusted EBITDA targets, we have agreed to pay an additional earn-out sum of up to $110 million from 2022 through 2024.

As you’ll see on the right, we also intend to raise a minimum $150 million in a private offering in a mixture of common stock and debt. Assuming no redemptions by our public stockholders in connection with the acquisitions, our combined company will have an estimated $140 million in cash with $75 million in debt, post-business combination and post-proposed Offering. Cash available is anticipated to comprise the approximately $173 million of cash we have in trust before any redemptions and an additional $150 million in gross proceeds from the Offering. In connection with the private offering, we have received a non-binding term sheet for $80 million, consisting of $40 million in debt and $40 million in equity.

We expect this transaction to close in the second or third quarter of 2021, and as we highlight on slide 9, it is operationally and financially advantageous to both Greenrose and our Platform companies. As we integrate our Platform, we will build upon their proven success and maintain vertically integrated operations across states such as Oregon, Nevada, Colorado, and Michigan. We are also applying their best practices and standard operating procedures across all markets.

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From a financial perspective, our combined company will be well-capitalized and both free cash flow and adjusted EBITDA positive. The transaction will provide us with the liquidity needed to execute our strategic objectives going forward, without relying on additional external financing.

These collective strengths could not be coming together at a better time. Although the cannabis industry is enjoying robust growth, attractively priced assets still remain in the market due to capital constraints and companies with non-core assets. We are proud to have built such a robust Platform and strong comprehensive management team in the immediate term, and to have an attractive M&A pipeline to help fuel our long-term growth strategy. But for further details on each of these fronts, I’d now like to turn the call over to our President, Paul Otto Wimer. Otto?

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Paul Otto Wimer – Greenrose Acquisition Corp. – President

Thank you, Mick, and good morning, everyone.

On behalf of everyone at Greenrose, we are incredibly excited about today’s announcement, and I’m pleased to tell you more about our target companies and our long-term growth strategy.

Moving to our combined company overview, starting on slide 11, I’d like to provide a brief overview of each of our Platform companies, starting with The Health Center, which is already vertically integrated in Colorado with three dispensaries, one processing facility and three cultivation facilities totaling 58,500 ft2 of total cultivation capacity. We expect these vertically integrated assets to anchor our horizontal consolidation efforts within the Colorado market. The Health Center produces high-end products at affordable prices, with upwards of 40 varieties of award-winning strains. This allows us to offer a premium, yet accessible product portfolio to both medical and recreational customers within the United States’ second-largest cannabis market, and particularly within the Denver metro marketplace.

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As for Shango, the company has a total of six dispensaries, four cultivation facilities, and three processing facilities throughout Arizona, California, Michigan, Nevada and Oregon, with one additional dispensary license in Oregon. Shango has a distribution company in California and is vertically integrated in Michigan, Nevada and Oregon. To review its five-state footprint in greater detail, Shango’s Michigan operations include three dispensaries, a 25,000 ft2 cultivation facility, and two processing facilities. In Nevada, the company has one dispensary, a 20,000 ft2 cultivation facility with current expansion of an additional 30,000 ft2, and one processing facility, all housed within a 72,000 ft2 facility footprint. Within Oregon, Shango operates one dispensary and two cultivation facilities with 10,000 ft2 of total indoor cultivation capacity and 30,000 ft2 of total outdoor cultivation capacity. In California, the company has one dispensary and the aforementioned distribution company, and it has agreed to manage True Harvest’s cultivation operations in Arizona. Throughout these states, Shango produces high-end flower and concentrates that command premium prices.

Our third target company, Theraplant, is based in Connecticut with one processing facility and one 65,000 ft2 cultivation facility, with another 30,000 ft2 of capacity under construction. The company’s premium, extensive portfolio spans strains, vapes, concentrates, ingestibles and topicals. Theraplant is one of only four exclusive growers in Connecticut, which is notable in a state that has high barriers to entry, and it currently services all dispensaries in the state.

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Lastly, True Harvest is based in Arizona and comprises a processing facility and a 74,000 ft2 cultivation facility run by Shango growers as part of a joint operating agreement. This facility is currently under internal expansion to double its cultivation capacity from 4 to 8 cultivation rooms. True Harvest expands Shango’s footprint into Arizona, and with Arizona representing a new recreational market, we expect consumer demand to further accelerate as recreational sales begin to ramp.

This Platform offers an optimal—and sizable—retail, cultivation and geographic footprint, providing us with a robust operational foundation from which to drive long-term profitable growth. On slide 12, you’ll see an overview of our immediate pipeline, which comprises the four target entities we’ve announced today. Taken together, all four acquisitions are expected to generate $56 million of adjusted EBITDA in 2021 and $90 million in 2022.

As we’ve mentioned, a significant component of our long-term growth strategy is to continue acquiring select premier retail dispensary assets. Following the close of the combination, we will continue to hold discussions to identify suitable companies to add to our Platform, as well as select premier retail assets. With our team’s robust industry knowledge and M&A process experience, we can capably explore these opportunities across emerging recreational and medical markets. As we pursue these options, we seek to both enter new states and expand within our current Platform states.

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On slides 13 through 15, you can see brief snapshots of our Platform brands, products and facilities, and we’ve summarized our geographic footprint at-a-glance on slide 16 and our planned corporate structure on slide 17. We plan to create an operating counsel consisting of the operating heads of our Platform companies across the West Coast, Rocky Mountain, and Northeast regions. From there, we plan to establish subcommittees for each of our major operating functions, including Cultivation, Marijuana-Infused Products, Retail and Technology. Whether through our acquisitions or through standalone hiring efforts, we will be onboarding leaders with the functional expertise to chair each of these sub-committees. For example, from the Shango acquisition, we will be bringing on Shango’s head of cultivation, who has 20+ years of cultivating high end cannabis at scale. The team will work together to manage the integration process, coordinate organization-wide standard operating procedures, and both determine and implement best practices across marketing and retail.

Moving into our financial overview and valuation, we expect to drive consistent consolidated top and bottom-line growth for our Platform from 2020-2023, as we’ve laid out on slide 19. Being cash flow and adjusted EBITDA positive immediately following the close of this business combination will help us accelerate our growth trajectory as we integrate our four Platform companies and complete several expansion projects across our markets, which I will describe in greater detail shortly. As you’ll see on slide 20, we also anticipate steady revenue and adjusted EBITDA growth within each of our four Platform companies.

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Our consolidated pro forma 2021 revenue and adjusted EBITDA growth expectations are guided by the bridges we’ve laid out for our Platform states on slides 21 and 22. Beginning with slide 21, our Platform’s growth from a combined $82.9 million in revenue in 2020 to a combined estimated $158.3 million in 2021 is driven in large part by Arizona, with the benefits of being in a new recreational state market and including a full year of contribution from our initial four cultivation rooms, as well as our expansion into four additional cultivation rooms later this year. Further, we expect expanded contribution from Nevada as both our operations and overall state tourism recover from their COVID-19-related shutdowns last year.

In Michigan, we have two new stores coming online and plan to further optimize our cultivation facilities, and we expect solid contributions from Colorado as we complete the build-out of our MIP facility and the expansion of our cultivation facilities. We also plan to optimize cultivation in Connecticut as we complete phase two of our facility build-out, and believe that the introduction of chronic pain as a qualifying condition will expand medical patient count in the state.

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Moving to the adjusted EBITDA bridge on slide 22, we expect to grow adjusted EBITDA from $31.8 million in 2020 to an estimated $55.5 million in 2021. As with revenue, we expect this growth to be driven by the scaling of our operations in Arizona, which will result in significant margin expansion as we scale costs associated with expanding our cultivation capacity. Similarly, our cultivation expansion in Connecticut is also projected to drive strong adjusted EBITDA contribution. We expect the revenue growth from the revival of tourism and full-scale production among our assets in Nevada to flow through to the bottom line, as well as the revenue benefits from our two new stores and cultivation optimization in Michigan. While we are expecting relatively minor adjusted EBITDA contributions from Oregon and California this year, we will make strong operational progress in optimizing our store and distribution business in the latter and gradually normalizing our operations as we recover from last year’s COVID-related impacts.

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We have included some of our peers’ revenue, adjusted EBITDA, and EV comparisons on slide 23 for reference, as well as comparable revenue and EBITDA multiples for 2020 and 2021 on slides 24 through 25. As you can see, we are in a strong position to become a robust and profitable publicly traded MSO upon the close of this transaction, and you can find additional detail on our overall market opportunity and each of our Platform companies in the appendix of this presentation. Our strong operational foundation, financial strength and significant managerial expertise will allow us to adeptly navigate this evolving regulatory environment and continue advancing our Platform’s growth. We look forward to keeping you updated on our progress with the combination and greatly appreciate your time and attention today.

END